Exhibit 99.906 CERT

SECTION 906 CERTIFICATIONS

In connection with this report on Form N-CSR for the Registrant as furnished to the Securities and Exchange Commission (the “Report”), the undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Registrant.

By:
/s/ Jeanne M. La Porta

Jeanne M. La Porta
President, GE Institutional Funds

Date: November 21, 2016

By:
/s/ Arthur A. Jensen
Arthur A. Jensen
Treasurer, GE Institutional Funds

Date: November 21, 2016